United States of America
         Federal Communications Commission
         RADIO STATION AUTHORIZATION
Commercial Mobile Radio Services
Personal Communications Service - Broadband
    21st CENTURY BIDDING CORP.    Call Sign:     KNLG264
    4665 MACARTHUR COURT, SUITE lOOC   Market:   B309
    PHILIP J. CHASMAR   MUNCIE, IN
    NEWPORT BEACH, CA 92660  Channel Block: D
         Filing Number: 00180-CW-L-97

The licensee hereof is authorized, for the period indicated, to construct and operate radio transmitting facilities in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission, contained in the Title 47 of the U.S. Code of Federal Regulations.
    Initial Grant Date  April 28, 1997
    Five Year Build Out Date April 28, 2002
    Expiration Date     April 28, 2007
CONDITIONS:
Pursuant to Section 309(h) of the Communications Act of 1934, as amended, :47 U.S.C. 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner than authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act of 1934, as amended (47 U S.C. 151, et seq.). This license is subject in terms to the right of use or control conferred by Section 706 of the Communications Act of 1934, as amended (47 U.S.C. 606). (Conditions continued on Page 2)
WAIVERS:
No waivers associated with this authorization.
Issue Date: April 28, 1997        FCC Form 463B
Page 1 of 2   -    April1997

KNLG2 64 21st CENTURY BIDDING CORP.    00180-CW-L-97



This authorization is subject to the condition that, in the event that systems using the same frequencies as granted herein are authorized in an adjacent foreign territory (Canada/United States), future coordination of any base station transmitters within 72 km (45 miles) of the United States/Canada border shall be required to eliminate any harmful interference to operations in the adjacent foreign territory and to ensure continuance of equal access to the frequencies by both countries.
This authorization is subject to the condition that the remaining balance of the winning bid amount will be paid in accordance with Part 1 of the Commission's rules, 47 C.F.R. Part 1.






Issue Date: April 28, 1997
Page 2 of 2